Exhibit 31.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER REQUIRED BY RULE 13A-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AS ADOPTED
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
I, Kathryn Reynolds Wallbrink, certify that:
1.	I have reviewed this Annual Report on Form 10-K/A of Lighting Science Group Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: May 19, 2009	By:	/s/ Kathryn Reynolds Wallbrink
	Name:	Kathryn Reynolds Wallbrink
	Title:	Senior Vice President, Strategy and Finance
(Principal Financial Officer)